Exhibit 2.1

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                  This Agreement (hereinafter the "Agreement") is entered into effective as of this 9th day of June, 2004, by and among Gourmet Group, Inc., a Nevada corporation (hereinafter "GG"); Drinks Americas, Inc. a Delaware Corporation (hereinafter "DA"), and the stockholders of Drinks Americas, Inc. (hereinafter the "DA's Stockholders"), all of whom are the present owners of all the outstanding shares of common stock of DA.

                                    RECITALS:

                  WHEREAS, the DA Stockholders own all of the issued and outstanding shares of common stock of DA which comprises 200 shares ( the "DA Shares"). GG desires to acquire all of the outstanding DA Shares solely in exchange for restricted common stock of GG, making DA a wholly-owned subsidiary of GG; and

                  WHEREAS, the DA Stockholders (as set forth on the attached Exhibit "A" made a part hereof) desire to acquire common stock of GG in exchange for the DA Shares, as more fully set forth herein.

                  WHEREAS, the parties desire this to be a tax free exchange as described in the Internal Revenue Code of 1986, as amended.

                  NOW, THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

      1. Share Exchange. The DA Stockholders are the present owners of all of the issued and outstanding DA Shares. It is hereby agreed that all of the DA Shares shall be acquired by GG in exchange solely for shares of GG restricted common stock, $.001 par value, (the "GG Shares").

      2. Delivery of Shares. GG and the DA Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, all outstanding DA Shares shall be delivered to GG in exchange for GG Shares.

            (a) The GG Shares will, subject to the conditions set forth herein, on the Closing Date or at the Closing, be delivered to the DA Stockholders in exchange for their DA Shares on the basis of 214,822 GG Shares for each one (1) DA Share, which exchange ratio has taken into account the reduction in the number of shares of GG's common stock that will be outstanding as a result of the Result Split (as defined in Section 2(c) hereof) to be effected by GG prior to Closing.

            (b) At Closing, GG shall, subject to the conditions set forth herein, issue a total of 42,964,382 GG Shares to the DA Stockholders in accordance with Exhibit "A", which number of shares takes into account the Reverse Split. Such GG Shares shall bear the following or similar restrictive legend :

                  The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred unless (1) they are registered under the Act or (2) the holder has delivered to the issuer an opinion of counsel, which opinion shall be satisfactory to the issuer, to the effect that there is an available exemption from registration under the Act and any applicable state securities laws or that registration is otherwise not required.

            (c) DA's Stockholders have been advised by GG that GG does not currently have sufficient shares of common stock authorized under its Certificate of Incorporation to issue all of the GG Shares they are entitled to receive under Section 2(b) hereof in exchange for their DA Shares as of the date hereof. Prior to the Closing GG will take all action required, in compliance with all applicable laws, to file an Amendment to its Articles of Incorporation including such provisions as DA shall reasonably request, including (i) changing its name to "Drinks Americas Holdings, Ltd.", or such other name selected by DA,
(ii) effecting a transitory merger changing its state of organization to the State of Delaware, (iii) effecting a reverse stock split (the "Reverse Split") whereby ten (10) shares of common stock of GG will be exchanged for one share of common stock of GG outstanding prior to the Closing, and (iv) authorizing such number of shares of GG common stock as required to make available for issuance the number of shares required to be delivered to DA's Stockholders under Section 2(b) hereof (collectively, the "Charter Amendment").

      3. Outstanding Securities. As of the Closing Date each of the following shall occur:

            (a) The shares of GG common stock previously issued and outstanding prior to the Closing will remain outstanding, except that as a result of the Reverse Split such number of shares shall not exceed an aggregate of 40,587,793 shares issuable or outstanding, not including the shares described in Section 18 hereof and the shares which may be issuable in connection with the Pre-Closing Offering.

            (b) One (1) DA Share issued and outstanding immediately prior to the Closing Date shall be exchanged for 214,822 GG Shares, taking into account the Reverse Split to be effected by GG prior to Closing, as the result of which the ratio of GG Shares issued to Shareholders of DA to (i) the number of GG Shares outstanding on the date hereof plus (ii) the number of shares issuable at the Closing under Section 18 hereof shall be 88.00% to 12.00%. Thereafter, all such DA Shares shall be deemed to be owned by GG. The holders of such certificates previously evidencing the DA Shares outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such DA Shares except as otherwise provided herein or by law.

            (c) GG shall (i) file a registration statement with the Securities and Exchange Commission (the "SEC") registering its shares under the Securities Act of 1934 (the "1934 Act"), and (ii) file and disseminate an information statement meeting the requirements of Schedule 14C of the SEC rules and any other documents which would be required by such rules if GG were currently a company fully registered under the 1934 Act.

      4. Post-Acquisition Events. Upon Closing, the following shall be accomplished:

            (a) The resignation of the existing GG officers and directors and the appointment of new officers and directors as described in Section 11(f) hereof.

            (b) GG shall promptly fulfill its responsibility to file a Current Report on Form 8-K with the SEC as well as all reports, statements and other documents which GG has agreed to prepare, file or distribute pursuant to Section 3(c) hereof.

      5. Other Matters.

            (a) Prior to Closing, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of GG's capital stock after the date hereof, except for the Reverse Split and the Pre-Closing Offering (as defined in Section 13(c) hereof, and there shall be no dividends paid on GG's capital stock.

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

            (b) Prior to Closing, GG shall have received all requisite Board of Directors, stockholder and other approvals, if any, of the matters set forth herein.

            (c) GG agrees that it will cause its transfer agent, without unnecessary delay, to transfer those outstanding GG shares of Common Stock that are publicly resold pursuant to the resale provisions of Rule 144 of the Securities Act of 1933, as amended.

            (d) DA agrees that prior to the Closing it shall use its best efforts to cause the members of Maximillian Mixers, LLC, a Delaware limited liability company ("Mixers"), to transfer all their interests in Mixers to DA (the "Mixers Transaction"), such that: (i) prior to Closing, Mixers will be a 100% subsidiary of DA (on a fully diluted basis, i.e., no warrants options or conversion rights of any type related to Mixers will be outstanding); (ii) the DA Financial Information, as defined in Section 8(c) hereof, will include Mixers as a member of DA's consolidated group for financial statement purposes, as may be required under GAAP, and Mixers assets and liabilities will be reflected on DA's consolidated balance sheet to be delivered under Section 8(c); and (iii) simultaneous with or immediately after the Closing, the members of Mixers will be entitled to receive one share of GG common stock for each dollar of cash capital they invested in Mixers, not to exceed 400,000 shares in the aggregate (the "Mixers GG Shares"), which will constitute such members' only consideration for their transfer of the membership interests of Mixers to DA. Notwithstanding anything contained in this Agreement to the contrary, the Mixers GG Shares that may be delivered hereunder are not included in and are in addition to the shares of common stock of GG to be delivered to the DA shareholders under this Agreement and all representations made by DA hereunder as to DA's capitalization do not take into account shares of DA's common stock that may be issued or required to be issued to members of Mixers in consideration for the transfer of their membership interests in Mixers to DA. The fact that DA becomes obligated after the date hereof to issue shares of its common stock to members of Mixers as consideration for the Mixers Transaction will not be deemed a breach of any representation made by DA hereunder, provided that DA becomes the sole owner of all of the membership interests in Mixers on a fully diluted basis as contemplated herein, and that any and all shares of DA's common stock issued or required to be issued to holders of membership interests in Mixers are exchanged for the Mixers GG Shares as contemplated herein.

      6. Surrender and Issuance of Securities. On or as soon as practicable after the Closing Date the DA Stockholders shall surrender for cancellation certificates representing their DA Shares, against delivery of certificates representing the GG Shares for which their DA Shares are to be exchanged at Closing.

      7. Representations of the DA Stockholders. The DA Stockholders hereby severally, but not jointly, represent and warrant to the best of their knowledge and belief as follows, which warranties and representations shall also be true as of the Closing Date:

            (a) Except as may be set forth in Exhibit "A" attached hereto and made a part hereof, the DA Shares are free from claims, liens, or other encumbrances, and the DA Stockholders have good and marketable title to, and the unqualified right to transfer and dispose of, such DA Shares.

            (b) The DA Stockholders have no present intent to sell or dispose of the GG Shares and are under no binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the GG Shares.

            (c) Each DA Stockholder has the power to enter into this Agreement and to carry out his/her/its obligations hereunder. This Agreement has been duly executed by each DA Stockholder, and constitutes the valid and binding obligation of each DA Stockholder and is enforceable against each DA Stockholder in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity. Each DA Stockholder is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended ( the "Securities Act") and/or otherwise has such knowledge and experience in investment and business matters that he/she/it is capable of evaluating the merits and risks of an investment in the GG Shares.

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

            (d) The best knowledge of each DA Stockholder, each representation and warranty contained in Section 8 hereof is correct in all material respects.

      8. Representations Regarding DA. DA hereby represents and warrants as follows, each of which representations and warranties shall also be true as of the Closing Date:

            (a) As of the date hereof and after delivery to GG, the DA Shares owned by the DA Stockholders do and will constitute, duly authorized, validly and legally issued shares of DA, fully-paid and nonassessable.

            (b) DA has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions described herein have been duly authorized by all necessary corporate action, including being duly authorized by the Board of Directors of DA and the Agreement has been duly executed by the DA Stockholders. This Agreement and the consummation of the transactions described herein constitute the binding obligation of DA, enforceable against DA in accordance with its terms. The execution and performance of this Agreement will not constitute a breach of any material agreement, indenture, mortgage, license or other instrument or document to which DA is a party and will not violate any judgment, decree, order, writ, or applicable rule, statute, or regulation of the State of Delaware or any other applicable jurisdiction. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or By-laws of DA.

            (c) Prior to the Closing, DA will deliver to GG true and complete copies of its (i) consolidated audited financial statements for the years ended December 31, 2002, December 31, 2003, and March 31, 2004 (which will constitute the new last day of DA's fiscal year as a result of an election by DA to change its fiscal year to April 1st to March 30th), (ii) unaudited consolidated financial statements for the quarter ended June 30, 2004, (iii) Articles of Incorporation, as amended, (iv) Bylaws, (v) shareholder list dated May 26, 2004,
(vi) copies of all Board of Directors and stockholder minutes and consents, and
(vii) an unaudited consolidated balance sheet as of June 30, 2004. As of their respective dates, the documents referred to in (i) and (ii) (collectively, the "DA Financial Information") will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The audited consolidated financial statements for 2002 and 2003 will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and will fairly present the financial position of DA and its subsidiaries as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. DA's consolidated unaudited balance sheet as of June 30, 2004 will fairly present the financial position of DA as of such date. DA has two subsidiaries as of the date hereof and expects to have three on or before the Closing Date as a result of the Mixers Transaction. DA and its subsidiaries have and on the Closing Date will have no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which will not be properly reflected or adequately reserved against in accordance with GAAP on the financial statements referred to herein or are otherwise disclosed in the Financial Information.

            (d) Except as set forth on Schedule 8(d), since January 1, 2004, there have not been any material adverse changes in the financial condition of DA or its subsidiaries. From the date hereof until the Closing Date, DA and its subsidiaries shall not engage in any activity not in the ordinary course of business other than activities in anticipation of and in furtherance of the transactions described in this Agreement.

            (e) Except as set forth on Schedule 8(e), neither DA nor its subsidiaries, nor to the knowledge of DA, any 10% or greater shareholder of DA or any related party or affiliate of DA, is a party to or the subject of any pending material litigation, claims, or governmental investigation or proceeding, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of DA, threatened or contemplated against or affecting DA or any of its subsidiaries, its properties or the properties of its subsidiaries, any of its 10% or greater shareholders, or any related party or affiliate of DA.

            (f) DA and its subsidiaries, are duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation; and DA and its subsidiaries presently have and at Closing shall have the corporate power to own property and to carry on their respective business as then being conducted and shall be duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

            (g) Except as set forth on Schedule 8(g), DA (and its subsidiaries if required by applicable law) have filed (or, by the Closing Date, will have filed) all income, excise, property and other tax, governmental and/or related returns, forms, or reports (national, provincial, local or otherwise) required by an applicable law, which are due or required to be filed by them prior to the date hereof and has paid or, by the Closing Date will have paid or made adequate provision in the DA Financial Information referred to in Section 9(c) hereof, for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Except as set forth in Schedule 8(g), neither DA nor any of its subsidiaries are delinquent or obligated for any tax, penalty, interest, delinquency or charge and all such tax returns are complete and accurate and disclose all taxes required to be paid by the DA and its subsidiaries for the periods covered thereby and all taxes shown to be due on such tax returns have been timely paid, other than with respect to taxes being contested in good faith by DA or its subsidiaries and disclosed on
Schedule 8(g) attached hereto; (iii) neither DA nor any current or former subsidiary of DA has waived or been requested to waive any statute of limitations or similar provision applying in any jurisdiction in respect of taxes; (iv) none of the tax returns referred to in this Section have been examined by any appropriate national, state, local or foreign taxing authority or the period for assessment of the taxes in respect of which such tax returns were required to be filed has expired, and DA and its subsidiaries have filed tax returns in the jurisdictions listed on Schedule 8(g) attached hereto; (v) there is no action, suit, audit, claim or assessment pending, proposed or, to the knowledge of DA, threatened in writing, and, to the knowledge of DA, there is no investigation with respect to taxes of DA or its subsidiaries; (vi) all deficiencies asserted or assessments made as a result of any examination of the tax returns referred to in this Section, if any, have been paid in full or are currently being contested in good faith by DA or the relevant subsidiary and disclosed on Schedule 8(g); (vii) there are no liens for taxes upon the assets of DA and its subsidiaries except liens relating to current taxes not yet due;
(viii) all taxes which DA and its subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued; (ix) except as described in this Agreement, there are no tax rulings, requests for rulings, or closing agreements in other agreement relating to DA or its subsidiaries which could affect DA's or any of its subsidiaries' liability for taxes for any period after the Closing; and (x) the reserves for taxes to be contained in the Financial Information and carried on the books of DA are adequate to cover all tax liabilities as of the date of this Agreement.

            (h) DA's authorized capital stock shall, immediately prior to Closing and without taking into account any capital stock issued or required to be issued in connection with the Mixers Transaction, consist of:(i) 200 shares of common stock, $.001 par value, of which not more than 200 shares will be issued and outstanding immediately prior to Closing. All outstanding shares of capital stock of DA are validly issued, fully paid and nonassessable. Except with respect to the Pre-Closing Offering and as set forth or Schedule 8(h), as of the date of this Agreement there are not (and as of the Closing Date there will not be) any existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of DA or its subsidiaries. Except as set forth as Schedule 8(h), neither DA nor its subsidiaries is as of the date of this Agreement, or will be as of the Closing Date, a party to any oral or written employment, consulting or severance agreement or any agreement similar to any of them.

            (i) Except for its ownership of 100% of the issued and outstanding common stock of Bebedes de C.A., a corporation organized in Costa Rica, and Cohete, S.A., a corporation organized in Panama, DA does not own, directly or indirectly, any of the capital stock or any other securities of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

            (j) DA has disclosed in writing all events, conditions and facts materially affecting its or its subsidiaries' business, financial condition or results of operations.

            (k) Neither DA nor its subsidiaries has breached, and there is no pending or threatened claim that either of them has breached any of the terms or conditions of any agreements, contracts or commitments to which either of them is a party or by which their properties is bound. DA hereby represents that it has disclosed to GG all relationships or dealings (with respect to itself and its subsidiaries) with related parties or affiliates.

            (l) All information regarding DA and its subsidiaries which is set forth herein or has otherwise been provided by DA to GG is true and accurate in all material respects.

            (m) DA and its subsidiaries have conducted its business in compliance with applicable laws and all filings required to be made by it with the Federal government or agency or department thereof and the State of Delaware or any applicable state, local, or foreign government or agency of any of them to effect the transactions described herein have or will be made prior to Closing.

            (n) Except as noted on Exhibit "A" and as may result as a consequence of the issuance of additional shares, or rights with respect thereto, in the Mixers Transaction, the DA Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially own all of the issued and outstanding DA Shares.

            (o) DA has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of GG prior to the Closing Date, during reasonable business hours and on reasonable notice or has provided prior to the Closing Date accurate copies thereof.

            (p) DA has delivered the financial information listed on Schedule 8(p) to GG (the "Interim Financial Information"). The Interim Financial Information fairly presents the financial position of DA as of the date hereof, and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

      9. Representations Regarding GG. GG hereby represents and warrants as follows, each of which representations and warranties shall also be true as of the Closing Date:

                  (a) As of the Closing Date, the GG Shares, to be issued and delivered to all of the holders of DA Shares hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued GG Shares, fully-paid and nonassessable.

            (b) Except for the consent of GG's Shareholders required to effect the Charter Amendments, GG has the corporate power to enter into this Agreement and after the Charter Amendment is effected will have the corporate power to perform its obligations hereunder. The execution and delivery of this Agreement has and provided the Charter Amendment is effected, the consummation of the transactions described will have, been duly authorized by all necessary corporate action, including being duly authorized by the Board of Directors of GG, as may be required by law. This Agreement and the consummation of the transactions described herein constitute the binding obligation of GG, enforceable against GG in accordance with its terms. Provided the Charter Amendment is effected, the execution and performance of this Agreement will not constitute a breach of any material agreement, indenture, mortgage, license or other instrument or document to which GG is a party and will not violate any judgment, decree, order, writ, or applicable rule, statute, or regulation. After the Charter Amendment is effected, the performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or By-laws of GG.

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            (c) GG has delivered to DA a true and complete copy of its (i)
Annual Report on Form 10-KSB and any amendments thereto for the year ended June 30, 2003, as filed with the SEC ("Form 10-K"), (ii) Forms 10-QSB for the quarters ended September 30, 2004, December 31, 2004, and March 31, 2004, as filed with the SEC ("Forms 10-Q"), (iii) Articles of Incorporation, as amended,
(iv) Bylaws, (v) state and federal tax returns for 2002, and 2003, (vi) shareholder list dated May 26, 2004, (vii) copies of all Board of Directors and stockholder minutes and consents, and (viii) unaudited balance sheet as of March 31, 2004. As of their respective dates, documents referred to in (i) and (ii), above (collectively the "GG Financial Information") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The audited financial statements for 2003 included in the Form 10-KSB have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of GG as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. GG's unaudited balance sheet as of March 31, 2004, fairly presents the financial position of GG as of such date. GG has no subsidiaries as of the date hereof. GG has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not properly reflected or adequately reserved against in accordance with GAAP on the financial statements contained in the GG Form 10-KSB and Forms 10-QSB.

            (d) Except as set forth in Schedule 9(d), on the Closing Date, GG will have no liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise).

            (e) Except as set forth on Schedule 9(d), since March 31, 2004, there have not been any material adverse changes in the financial condition of GG. From the date hereof until the Closing Date, GG shall not engage in any activity other than activities in anticipation of and in furtherance of the transactions described in this Agreement.

            (f) Except as set forth on Schedule 9(e), neither GG nor, to its knowledge, any 10% or greater shareholder of GG or any related party or affiliate of GG, is a party to or the subject of any pending material litigation, claims, or governmental investigation or proceeding, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of GG, threatened or contemplated against or affecting GG, its properties, any of its 10% or greater shareholders, or any related party or affiliate of GG.

            (g) GG is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and GG presently has and at Closing shall have the corporate power to own its property and to carry on its business as then being conducted and shall be duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

            (h) Except as set forth on Schedule 9(g), GG has filed (or, by the Closing Date, will have filed) all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid (or, by the Closing Date will have paid) or made adequate provision in the GG Financial Information for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Except as set forth in Schedule 9(g), GG is not delinquent or obligated for any tax, penalty, interest, delinquency or charge and all such tax returns are complete and accurate and disclose all taxes required to be paid by the GG for the periods covered thereby and all taxes shown to be due on such tax returns have been timely paid, other than with respect to taxes being contested in good faith by GG and disclosed on Schedule 9(g) attached hereto; (iii) neither GG nor any former subsidiary of GG has waived or been requested to waive any statute of limitations in respect of taxes; (iv) none of the tax returns referred to in this Section have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the taxes in respect of which such tax returns were required to be filed has expired, and GG has filed tax returns in the jurisdiction listed on Schedule 9(g) attached hereto; (v) there is no action, suit, audit, claim or assessment pending, proposed or, to the knowledge of GG, threatened in writing, and, to the knowledge of GG, there is no investigation with respect to taxes of GG or its subsidiaries; (vi) all deficiencies asserted or assessments made as a result of any examination of the tax returns referred to in this Section, if any, have been paid in full or are currently being contested in good faith by GG and disclosed on Schedule 9(g);
(vii) there are no liens for taxes upon the assets of GG except liens relating to current taxes not yet due; (viii) as a result of the transactions described in this Agreement, GG will not be obligated to make a payment to an individual that would be a "parachute payment" to a disqualified individuals as those terms are defined in the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future;
(ix) no payments of compensation by GG are subject to the limitations imposed by
Section 162(m) of the Code; (x) all taxes which GG is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued; (xi) except as set for in Schedule 9(h), there are no tax rulings, requests for rulings, or closing agreements relating to GG which could affect GG's liability for taxes for any period after the Closing; (xiii) GG has not filed a consent under Section 341(f) of the Code or any comparable provision of state statutes; (xiv) the reserves for taxes contained in the financial statements and carried on the books of GG are adequate to cover all tax liabilities as of the date of this Agreement; and (xv) GG has no corporate acquisition indebtedness, as described in Section 279(b) of the Code. GG is not a party to any tax sharing or similar agreement.

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            (i) As of the date hereof, GG's authorized capital stock consists of: (i) 50,000,000 shares of common stock, $.001 par value, of which not more than 40,587,793 shares are issued and outstanding. All outstanding shares of capital stock of GG are validly issued, fully paid and nonassessable. No additional shares of common stock will be issued by GG prior to the Closing Date. Immediately prior to the Closing, after effecting the Reverse Split, GG's authorized capital stock shall consist of (i) 50,000,000 shares of common stock, $.001 par value, of which not more than 4,058,774 shares will be issued and outstanding immediately prior to Closing. As of the date of this Agreement there are not (and except for such those issued in the Pre Closing Offering and under Section 18 hereof, as of the Closing Date there will not be) any existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of GG. GG is not as of the date of this Agreement, nor will be as of the Closing Date, a party to any oral or written employment, consulting or severance agreement or any agreement similar to any of them.

            (j) Except as set forth in Schedule 9(j), GG does not own, directly or indirectly, any of the capital stock or any other securities of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

            (k) GG has disclosed in writing all events, conditions and facts materially affecting its business, financial condition or results of operations.

            (l) The corporate financial records, minute books, and other documents and records of GG have been and will be made available to DA and the DA Stockholders prior to the Closing Date, during reasonable business hours and on reasonable notice.

            (m) GG has not breached, and there is no pending or threatened claim that GG has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. Assuming the Charter Amendment is effected, the execution and performance hereof will not violate any provisions of applicable law or any agreement to which GG is subject. GG hereby represents that it is not a party to any material contract or commitment, and that it has disclosed to DA and the DA Stockholders all relationships or dealings with related parties or affiliates.

            (n) All information regarding GG which is set forth herein or has otherwise been provided by GG to DA and the DA Stockholders is true and accurate in all material respects.

            (o) The affirmative vote of the holders of a majority of the issued and outstanding shares of GG common stock entitled to vote is the only vote of the holders of any class or series of the GG's capital stock necessary to consummate the transactions described in this Agreement.

            (p) The restrictions on change in control and business combinations contained in applicable law including but not limited to NRS Sections 78.378 to 78.3793, inclusive, and NRS Sections 78.441 to 78.444, inclusive, respectively), are not applicable to GG with respect to the transactions described herein.

            (q) GG is current in all material respects with regard to its reporting obligations with the SEC and, to GG's knowledge, all reports filed with the SEC are materially true, complete and accurate, and there is no information or event required to be disclosed that has not been disclosed or will not be disclosed in any of GG's public filings as of the date hereof and as of the Closing Date. All filings required to be made with the SEC or any state or local government to effect the transactions described herein have or will be made prior to Closing.

            (r) Not fewer than 400 shareholders of GG hold not fewer than 15,000,000 GG Shares which are free to trade without the necessity of complying with the requirements of Rule 144 (other than the necessity of getting a legend removed from certificates representing shares which were acquired from GG or an affiliate thereof but are currently eligible to be sold pursuant to subsection
(k) of such Rule).

            (s) GG has one subsidiary, Goug Merger Sub, Inc., which is not now nor has ever been engaged in any trade or business and has no assets and no liabilities.

      10. Closing. The Closing of the transactions described herein shall take place on such date (the "Closing" or "Closing Date") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about August 16, 2004, unless extended by mutual consent of all parties hereto.

      11. Conditions Precedent to the Obligations of the DA Stockholders. All obligations of the DA Stockholders under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

            (a) The representations and warranties regarding GG contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

            (b) GG shall have performed and complied, in all material respects, with all covenants, agreements, and conditions set forth herein, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

            (c) On or before the Closing, the Board of Directors of GG shall have approved in accordance with applicable corporation law the execution and delivery of this Agreement and the consummation of the transactions described herein.

            (d) On or before the Closing Date, GG shall have delivered certified copies of resolutions of the Board of Directors of GG approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable GG to comply with the terms of this Agreement including the election of DA's nominees to the Board of Directors of GG and all matters outlined herein.

            (e) The holders of a majority of GG's issued and outstanding Common Stock shall have duly approved all applicable matters described in this Agreement in accordance with applicable law. At Closing, the existing officers and directors of GG shall have resigned in writing from all positions as directors and officers of GG upon the election and appointment of the DA nominees.

            (f) At the Closing, all instruments and documents delivered to the DA Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for DA.

            (g) At the Closing, upon consummation of the transactions, GG shall have the authorized capital as described in Section 9(i) hereof.

            (h) The GG Shares to be issued to the DA Stockholders at Closing will be validly issued, nonassessable and fully-paid under applicable corporation law and will be issued in compliance with all federal, state and applicable securities laws.

            (i) The Charter Amendment has been effected in compliance with all applicable laws.

      12. Conditions Precedent to the Obligations of GG. All obligations of GG under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

            (a) The representations and warranties regarding the DA Stockholders and DA contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

            (b) The DA Stockholders shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

            (c) The DA Stockholders shall deliver a letter commonly known as an "Investment Letter", in substantially the form attached hereto and made a part hereof as Exhibit "B", acknowledging that the GG Shares are being acquired for investment purposes.

            (d) The Charter Amendment has been effected in compliance with all applicable laws.

            (e) All financial and other information required to file the report on Form 8K with respect to the transactions described in this Agreement shall have been prepared by DA in such form suitable for filing.

            (f) The DA Financial Information and other information to be delivered to GG by DA prior to the Closing under Section 8(c) will not present a financial condition for DA materially and negatively different than that presented in the Interim Financial Information.

      13. Covenants of the Parties.

            (a) GG hereby agrees that it will use its best efforts to effect the Charter Amendment in compliance with all applicable laws, and that it will commence such efforts as soon as possible after the date hereof.

            (b) DA hereby agrees that it will use its best efforts to prepare all financial and other information required to file the report on Form 8K with the SEC with respect to the transactions described in this Agreement.

            (c) GG shall (i) file a registration statement with the SEC registering its shares under the 1934 Act, and (ii) file and disseminate an information statement meeting the requirements of Schedule 14C of the SEC rules and any other documents which would be required by such rules if GG were currently a company fully registered under the 1934 Act.

            (d) DA will use its best efforts to consummate the Mixers
Transaction.

      (e) Each of GG and DX will use reasonable commercial efforts to consummate the an offering of convertible debt of GG, on terms substantially as set forth on Schedule 13(c), or as GG and DX may otherwise agree (the "Pre Closing Offering") as soon as practicable after the date hereof.

      14. Press Releases. GG and DA shall consult with the other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions described herein; provided, however, that nothing in this Section 14 shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal securities laws, provided that the disclosing part shall provide the non-disclosing party with reasonable advance notice thereof and any text of such disclosure.

      15. Indemnification. For a period of two years from the Closing Date, GG agrees to indemnify and hold harmless the DA Stockholders and DA, and the DA Stockholders and DA agree to indemnify and hold harmless GG at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident of any of the forgoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's material breach of a covenant, representation or warranty, or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

      16. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for three years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

      17. Documents at Closing. At the Closing, the following documents shall be delivered:

            (a) The DA will deliver, or will cause to be delivered, to GG the following:

                  (i) a certificate executed by the President and Secretary of DA to the effect that to the best of their knowledge and belief all representations and warranties made regarding DA under this Agreement are true and correct as of the Closing, the same as though originally given to GG on said date;

                  (ii) certificates from the jurisdictions of incorporation of DA and each of its subsidiaries dated at or about the Closing to the effect that DA and each subsidiary is in good standing under the laws of said jurisdiction or such other evidence reasonably acceptable to GG to such effect.

                  (iii) corporate resolutions of DA's Board of Directors authorizing the transactions described in this Agreement;

                  (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                  (v) all other items, the delivery of which is a condition precedent to the obligations of GG, as set forth herein;

            (b) The DA Stockholders will deliver or cause to be delivered to GG:

                  (i) The certificates representing their respective DA Shares as set forth on Exhibit "A" hereto;

                  (ii) Investment Letters in the form attached hereto as Exhibit "B" executed by each of the DA Stockholders;

                  (c) GG will deliver or cause to be delivered to the DA
Stockholders:

                  (i) stock certificates representing those securities of GG to be issued in the exchange as described in Sections 2(c) hereof;

                  (ii) a certificate of the President and Secretary of GG, to the effect that, to the best of their knowledge and belief, all representations and warranties of GG made under this Agreement are true and correct as of the Closing, the same as though originally given to the DA Stockholders on said date;

                  (iii) certified copies of resolutions adopted by GG's Board of Directors authorizing the transactions described herein;

                  (iv) certificates from the jurisdiction of incorporation of GG dated at or about the Closing Date that said corporation is in good standing under the laws of said jurisdiction;

                  (v) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                  (vi) resignation of all of the officers and directors of GG;
and

                  (vii) all other items, the delivery of which is a condition precedent to the obligations of the DA Stockholders, as set forth in Section 11 hereof.

      18. Finder's Fees. GG represents and warrants to the DA Stockholders and DA, and the DA Stockholders and DA represent and warrant to GG, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker", "finder", "consultant", or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, GG on the one hand, and the DA Stockholders and DA, jointly and severally, on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

      19. Miscellaneous. (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

            (c) Termination. All obligations hereunder may be terminated at the discretion of either GG's or DA's Board of Directors if (i) the closing conditions specified in Sections 11 and 12 are not met by October 19, 2004, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

            (d) Amendment. This Agreement may be amended only in writing as agreed to by all the parties hereto.

            (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, as follows:

         If to Gourmet Group, Inc.:          Gourmet Group, Inc.

                                             241 Fifth Avenue, Suite 302

                                             New York, New York 10016

                                             Attention: Fredrick Schulman



         With a copy to:                     Fischbein Badillo Wagner Harding
                                             909 Third Avenue
                                             New York, New York 10022

                                             Attention: Joseph Cannella, Esq.

                                             Telephone: 212-453-3709

         If to DA and the
         DA Stockholders:                    Drinks Americas, Inc.

                                             372 Danbury Road

                                             Suite 163

                                             Wilton, Connecticut 06897

                                             Attention: Bruce Klein


                                             Telephone: 203-762-7000

         With a copy to:                     Ballon Stoll Bader & Nadler, P.C.

                                             14th Floor

                                             1450 Broadway

                                             New York, New York 10018-2268

                                             Attention: Robert Shepard, Esq.



                                             Telephone: (212) 575-7900



            (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

            (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the subject matter hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

            (j) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

            (k) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts or choice of law provisions of the State of New York.

            (l) Responsibility and Costs. Except as may be agreed by the parties, all fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by DA which will advance funds reasonably necessary to pay expenses incurred by GG including those relating to its filings with the Securities and Exchange Commission, the due dates of which are in the 2004 calendar year, provided each of GG and DA are proceeding in good faith to complete the transactions contemplated in this Agreement at the time the expense is incurred.

            (m) Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

DRINKS AMERICAS, INC.                                 GOURMET GROUP, INC.


By:     /s/                                           By:     /s/
        -------------------------------                       -----------------
Name:   J. Patrick Kenny                              Name:   Fredrick Schulman

Title:  Chairman                                      Title:    President


STOCKHOLDERS OF DRINKS AMERICAS, INC.

Maximillian Partners, LLC


By:
    ----------------------------------
    J. Patrick Kenny, Manager


--------------------------------

Neil Moody

EXHIBIT "B"

INVESTMENT LETTER



TO THE BOARD OF DIRECTORS OF GOURMET GROUP, INC.

      The undersigned hereby represents to Gourmet Group, Inc. (the "Corporation"), that (1) the shares of the Corporation's common stock (the "Securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof; (2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

      The undersigned hereby agrees and acknowledges that he will not sell the Securities outside of the United States in any manner which will allow the Securities to become nonrestricted except upon registration in the United States.

      The undersigned further acknowledges that he or she is an "accredited investor" as that term is defined in Regulation D promulgated under the Act or has such knowledge and experience in financial matters and investments that he or she considers himself or herself to be financially sophisticated. The undersigned further acknowledges that he or she has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being acquired. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he or she has requested for the purpose of verifying the information set forth in said documents.

      The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

      The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

      Any and all certificates representing the Securities, and any and all Securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

      The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is be established to the satisfaction of the Corporation.

      The undersigned further agrees that the Corporation shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Corporation has informed the undersigned of its intention to issue such instructions.

                                                             Very truly yours,


                                                            --------------------

                                                             (Please print name)

                                                              Date: